As filed with the Securities and Exchange Commission on June 30, 2005

                                                 Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          AMERICHIP INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                         35701                           98-0339467
            ------                                         -----                           ----------
   (State or jurisdiction of                    (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)                  Classification Code Number)            Identification No.)

    9282 GENERAL DRIVE, SUITE 100, PLYMOUTH, MI                  48170
    -------------------------------------------                ----------
    (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (313) 341-1663

                                 --------------

                 2003 NON-QUALIFIED INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

      Copies of all communications, including all communications sent to the agent for service, should be sent to:

                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                             Telephone: 305.531.1174

                         CALCULATION OF REGISTRATION FEE


                                                        Proposed                Proposed
                                                         Maximum                Maximum              Amount of
  Title of Securities to        Amount to be            Offering               Aggregate            Registration
      be Registered              Registered          Price Per Share         Offering Price             Fee
-------------------------      --------------        ---------------         --------------         ------------
Common Stock, $0.001 par       18,000,000(1)           $0.026((2))            $468,000 (2)           $55.10(2)
value

(1) Represents shares reserved for issuance upon exercise of options granted under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan. Shares available for issuance under the 2003 Non-Qualified Incentive Stock Option Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 22, 2003 (Registration No. 333-109870) and additional shares were registered subsequently by a Post-Effective Amendment filed with the Securities and Exchange Commission on December 12, 2003 and a Post-Effective Amendment filed with the Securities and Exchange Commission on May 26, 2004.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457 (c) and 457(h) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the over-the-counter bulletin board on June 27, 2005.

                       REGISTRATION OF ADDITIONAL SHARES
                       PURSUANT TO GENERAL INSTRUCTION E

      This registration statement on Form S-8 registers 18,000,000 additional shares of common stock for issuance under the Registrant's 2003 Non-Qualified Incentive Stock Option Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 (Registration No. 333-109870) filed by the Registrant with the Securities and Exchange Commission on October 22, 2003 and amended by a Post-Effective Amendment filed by the registrant with the Securities and Exchange Commission on December 12, 2003 and a Post-Effective Amendment filed with the Securities and Exchange Commission on May 26, 2004.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan on this 30th day of June, 2005.

                                               AMERICHIP INTERNATIONAL INC.
                                               By:  /s/ Marc Walther
                                                    ----------------------------
                                                    Marc Walther
                                                    Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Walther his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities indicated and on the dates indicated.

/s/ Marc Walther

Marc Walther
President, Chief Executive Officer, Principal
Accounting Officer, Chairman
of the Board of Directors
June 30, 2005

/s/ Edward Rutkowski

Edward Rutkowski
Director
June 30, 2005

/s/ Russ Weldon

Russ Weldon
Director
June 30, 2005

EXHIBIT INDEX


EXHIBIT NO.            EXHIBIT
----------             -------
    5.01               Opinion of Joseph I. Emas, Esq.
   10.01               2003 Non-Qualified Stock Option Plan
   23.01               Consent of Williams & Webster P.S., Certified Public Accountants
   23.02               Consent of Joseph I. Emas, Esq. (included in Exhibit 5.01)
   24.01               Power of Attorney (set forth on the signature page)